Exhibit 10.22

AMENDMENT TO AGREEMENT FOR
PURCHASE AND SALE OF REAL PROPERTY
GE Aviation: Grand Rapids, MI
THIS AMENDMENT ("Amendment") is made and entered into as of September 9, 2013, by and between AR CAPITAL, LLC ("Buyer"), and TOWERS PARTNERS, L.L.C. ("Seller"), to amend the Agreement for Purchase and Sale of Real Property (the "Agreement") between them with an Effective Date of September 3, 2013, as follows (capitalized terms not defined in this Amendment shall have the meanings given them in the Agreement):

A.
Notwithstanding contrary or conflicting provisions in the Agreement, the Seller's requirement to deliver a copy of the most recent environmental reports for the Property and Purchaser's environmental inspections of the Property shall be part of the deliverables and inspections related to and performed during the Second Due Diligence Period.

B.	In all other respects, the Agreement continues in full force and effect. Therefore, the parties executed this Amendment as of the above date.

BUYER:	SELLER:
AR CAPITAL, LLC By: /s/ Edward M. Weil, Jr. Name: Edward M. Weil, Jr. Title: President	TOWER PARTNERS, L.L.C. By: /s/ Larry Cruttenden Title: Authorized Agent